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                         SEQUA CORPORATION & SUBSIDIARIES          Exhibit 11.1
CALCULATION OF PRIMARY EARNINGS PER SHARE AND FULLY DILUTED EARNINGS PER SHARE
                         FOR THE YEARS ENDED DECEMBER 31,
                 (Thousands of Dollars except per share data)
Primary                                            1994       1993       1992
-------                                            ----       ----       ----
Earnings
 Earnings (loss) from continuing operations     $(24,695)  $(55,458)  $ 17,900
   Preferred stock dividend requirements          (3,163)    (3,163)    (3,168)
                                                --------   --------   --------
 Net earnings (loss) from continuing operations
   applicable to common stock                    (27,858)   (58,621)    14,732
 Net loss from discontinued operations              -          -       (21,700)
                                                --------   --------   --------
 Loss applicable to common stock
   before extraordinary item and before
   cumulative effect of accounting change        (27,858)   (58,621)    (6,968)
 Extraordinary loss                               (1,083)    (8,524)      -
 Cumulative effect on prior years of change
   in accounting for income taxes                   -          -        (7,337)
                                                --------   --------   --------
 Net loss applicable to common stock            $(28,941)  $(67,145)  $(14,305)
                                                ========   ========   ========
Shares
 Common and common equivalent shares               9,722      9,655      9,620
                                                ========   ========   ========
Primary earnings (loss) per common share
 Continuing operations                          $  (2.87)  $  (6.07)  $   1.53
 Discontinued operations                             -          -        (2.26)
                                                 --------  --------   --------
 Loss before extraordinary item
  and cumulative effect of accounting change       (2.87)     (6.07)      (.73)
 Extraordinary loss                                 (.11)      (.88)       -
 Cumulative effect on prior years of change
  in accounting for income taxes                      -         -         (.76)
                                                 --------  --------   --------
  Net loss                                      $  (2.98)  $  (6.95)  $  (1.49)
                                                ========   ========   ========
Fully Diluted
 Earnings
  Earnings (loss) from continuing operations    $(24,695)  $(55,458) $ 17,900
  Net loss from discontinued operations             -          -      (21,700)
                                                --------   --------  --------
  Loss applicable to common stock
   before extraordinary item and cumulative
   effect of accounting change                   (24,695)   (55,458)   (3,800)
  Extraordinary loss                              (1,083)    (8,524)     -
  Cumulative effect on prior years of change
   in accounting for income taxes                   -          -       (7,337)
                                                --------   --------  --------

  Net loss                                      $(25,778)  $(63,982) $(11,137)
                                                ========   ========  ========
Shares
  Common and common equivalent shares             10,559     10,493    10,458
                                                ========   ========  ========
  Fully diluted earnings (loss) per common
   share (a)
  Continuing operations                         $  (2.34)  $   5.29  $   1.71
  Discontinued operations                            -           -      (2.07)
                                                --------    --------  -------
  Loss before extraordinary item
   and cumulative effect of accounting change      (2.34)     (5.29)     (.36)
  Extraordinary loss                                (.10)      (.81)      -
  Cumulative effect on prior years of change
   in accounting for income taxes                    -          -        (.70)
                                                --------   --------  --------
  Net loss                                      $  (2.44)  $  (6.10) $  (1.06)
                                                ========   ========  ========
Shares
  Weighted average common shares outstanding       9,722      9,655     9,620
  Preferred stock assumed to be converted            837        838       838
                                                --------   --------  --------
  Common and common equivalent shares             10,559     10,493    10,458
                                                ========   ========  ========

(a) Fully diluted earnings per share calculation is anti-dilutive; therefore, fully diluted earnings per share have not been presented in the Consolidated Statement of Income.
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